EXHIBIT 32




   CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,
       AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
                             ACT OF 2002

In connection with the quarterly report of Bucyrus International, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Timothy W. Sullivan, as President and Chief Executive Officer of the Company, and Craig R. Mackus, Chief Financial Officer, Controller and Secretary of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/T. W. Sullivan
Timothy W. Sullivan
President and Chief Executive Officer
October 27, 2004



/s/C. R. Mackus
Craig R. Mackus
Chief Financial Officer, Controller and Secretary
October 27, 2004


This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.